Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Registration Statement on Form S-1 filed with the Securities and Exchange Commission and in the Application for Conversion on Form AC filed with the Board of Governors of the Federal Reserve System of our report dated April 15, 2011, except for Note 18, as to which the date is September 9, 2011, relating to our audit of the consolidated financial statements of Polonia Bancorp as of December 31, 2010 and 2009, and for each of the years in the two-year period ended December 31, 2010, appearing in the Prospectus, which is part of the Registration Statement and the Application for Conversion.

We also consent to the reference to our firm under the captions “Experts” in the Prospectus that is part of the Registration Statement and the Application for Conversion.

Wexford, Pennsylvania

September 9, 2011

S.R. Snodgrass, A.C. * 2100 Corporate Drive, Suite 400 * Wexford, Pennsylvania 15090-8399 * Phone: (724) 934-0344 * Facsimile: (724) 934-0345